[Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

As ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Jason Keefer, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Osiris Therapeutics, Inc., for the quarterly period ended March 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Osiris Therapeutics, Inc.

Dated: May 10, 2018	By	/s/ JASON KEEFER
Jason Keefer
Interim Chief Executive Officer

I, Joel Rogers, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of Osiris Therapeutics, Inc., for the quarterly period ended March 31, 2018, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Osiris Therapeutics, Inc.

Dated: May 10, 2018	By	/s/ JOEL ROGERS
Joel Rogers
Interim Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Osiris Therapeutics, Inc. and will be retained by Osiris Therapeutics, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.